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                                POWER OF ATTORNEY


     We, the undersigned officers and Trustees of Eaton Vance Advisers Senior Floating-Rate Fund, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Advisers Senior Floating-Rate Fund with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


       SIGNATURE                TITLE                           DATE



/s/ James B. Hawkes           President, Principal
------------------------      Executive Officer and           February 20, 1998
James B. Hawkes               Trustee


/s/ James L. O'Connor*        Treasurer and Principal
------------------------      Financial and Accounting       February 20, 1998
James L. O'Connor             Officer


/s/ Donald R. Dwight          Trustee                         February 20, 1998
------------------------
Donald R. Dwight


/s/ Samuel L. Hayes, III      Trustee                         February 20, 1998
------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer          Trustee                         February 20, 1998
------------------------
Norton H. Reamer


/s/ John L. Thorndike         Trustee                         February 20, 1998
------------------------
John L. Thorndike


/s/ Jack L. Treynor           Trustee                         February 20, 1998
------------------------
Jack L. Treynor



*Signed in Boston, Massachusetts